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                                                                    EXHIBIT 99.1

                                 FOR: Cognizant Technology Solutions Corp.
                                      500 Glenpointe Centre West
                                      Teaneck, NJ  07666

                             CONTACT: Gordon Coburn
                                      Chief Financial Officer
                                      201-678-2712
FOR IMMEDIATE RELEASE
                                      Investors: Stephanie Prince
                                      Press: Brian Maddox/Scot Hoffman
                                      FD Morgen-Walke
                                      212-850-5600
                                      shoffman@fdmw.com


                      COGNIZANT TECHNOLOGY SOLUTIONS ADOPTS
                             STOCKHOLDER RIGHTS PLAN


Teaneck, NJ, March 5, 2003 - Cognizant Technology Solutions Corporation (NASDAQ:CTSH) today announced that its Board of Directors approved the adoption of a stockholder rights plan.

The stockholder rights plan was adopted in connection with the recently completed exchange offer in which IMS Health Incorporated exchanged its shares of Cognizant's Class B common stock for shares of outstanding IMS Health common stock and ceased to be Cognizant's controlling stockholder. The rights plan was adopted to improve the ability of the Board of Directors to protect the interests of Cognizant and its stockholders in the event of an unsolicited proposal to acquire a significant interest in Cognizant. Adoption of the rights plan was not a response to any known effort to acquire Cognizant.

Under the rights plan, one Right has been declared for each share of common stock outstanding on March 17, 2003. The Rights will continue to be represented by, and trade with, Cognizant's common stock certificates unless the Rights become exercisable. The Rights become exercisable (with certain exceptions) only in the event that a person or group acquires, or announces a tender or exchange offer for, 15% or more of the shares of Cognizant's common stock.

The Rights will expire on March 5, 2013, unless earlier redeemed or exchanged by the Board of Directors. A summary of the Rights, containing further details of the Rights Plan, will be mailed to stockholders of record shortly after the Rights are distributed.

ABOUT COGNIZANT TECHNOLOGY SOLUTIONS

Cognizant Technology Solutions Corporation (Nasdaq: CTSH) is a leading provider of custom information technology design, development, integration and maintenance services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant provides applications management, development, systems integration and business process outsourcing services through its onsite/offshore outsourcing model.

Cognizant's more than 6,100 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and Ireland, and onsite client teams. Cognizant maintains P-CMM


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                                                                    EXHIBIT 99.1

and SEI-CMM Level 5 assessments from an independent third-party assessor and was recently ranked as the top information technology company in Forbes' 200 Best Small Companies in America and in BusinessWeek's Hot Growth Companies. Further information about Cognizant can be found at www.cognizant.com.


This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Cognizant believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties that could cause or contribute to differences include, but are not limited to: (i) the significant fluctuations of Cognizant's quarterly operating results caused by a variety of factors, many of which are not within Cognizant's control, including (a) the number, timing, scope and contractual terms of application design, development and maintenance projects, (b) delays in the performance of projects, (c) the accuracy of estimates of costs, resources and time to complete projects, (d) seasonal patterns of Cognizant's services required by customers, (e) levels of market acceptance for Cognizant's services,
(f) potential adverse impacts of new tax legislation, and (g) the hiring of additional staff; (ii) changes in Cognizant's billing and employee utilization rates; (iii) Cognizant's ability to manage its growth effectively, which will require Cognizant (a) to increase the number of its personnel, particularly skilled technical, marketing and management personnel, (b) to find suitable acquisition candidates to support geographic expansion, and (c) to continue to develop and improve its operational, financial, communications and other internal systems, in the United States, India and Europe; (iv) Cognizant's limited operating history with unaffiliated customers; (v) Cognizant's reliance on key customers and large projects; (vi) the highly competitive nature of the markets for Cognizant's services; (vii) Cognizant's ability to successfully address the continuing changes in information technology, evolving industry standards and changing customer objectives and preferences; (viii) Cognizant's reliance on the continued services of its key executive officers and leading technical personnel; (ix) Cognizant's ability to attract and retain a sufficient number of highly skilled employees in the future; (x) Cognizant's ability to protect its intellectual property rights; (xi) the concentration of Cognizant's operations in India and the related geo-political risks of local and cross-border conflicts; (xii) terrorist activity, the threat of terrorist activity, and responses to and results of terrorist activity and threats, including, but not limited to, effects, domestically and/or internationally, on Cognizant, its personnel and facilities, its customers and suppliers, financial markets and general economic conditions; (xiii) the effects, domestically and/or internationally, on Cognizant, its personnel and facilities, its customers and suppliers, financial markets and general economic conditions arising from hostilities involving the United States in Iraq or elsewhere; and (xiv) general economic conditions. Such forward-looking statements include risks and uncertainties; consequently, actual transactions and results may differ materially from those expressed or implied thereby.

Additional information on factors that may affect the business and financial results of the companies can be found in filings of the companies made from time to time with the Securities and Exchange Commission.